Filed pursuant to Rule 424(b)(5)
Registration No. 333- 288526

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026.

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 18, 2025)

Neuronetics, Inc.

Shares of Common Stock

We are offering      shares of our common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “STIM.” On November 9, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $2.18 per share.

We are a “smaller reporting company” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See the section titled “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses	$	$

(1)

We have agreed to reimburse the underwriters for certain expenses. See the section titled “Underwriting” beginning on page S-22 of this prospectus supplement for a description of the compensation payable to the underwriters in this offering.

We have granted the underwriters an option to purchase up to      additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions. The underwriters can exercise this right at any time within 30 days after the date of this prospectus supplement.

Certain of our directors and their related persons or entities have indicated an interest in purchasing a portion of the shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering. The underwriting discount for any shares sold to these potential investors in the offering will be the same as the underwriting discount for the shares sold to the public.

The underwriters expect to deliver the shares of common stock to purchasers on or about     , 2026 subject to the satisfaction of certain conditions.

Lead Book-Running Manager

William Blair

Additional Bookrunners

BTIG   Canaccord Genuity

The date of this prospectus supplement is         , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein and therein having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we, nor the underwriters, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which the prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We may from time to time provide estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers may differ materially from the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus and the documents incorporated by reference into this prospectus supplement. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

When we refer to “Neuronetics,” “STIM,” “we,” “our,” “us” and the “Company” in this prospectus supplement and the accompanying prospectus, we mean Neuronetics, Inc., and its wholly owned subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

“STIM,” the Neuronetics logo and other trademarks, trade names or service marks of Neuronetics, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of Neuronetics, Inc. or its subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus may be referred to without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us, our business and this offering highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus, and each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page S-7 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Company

Neuronetics, Inc. believes that mental health is as important as physical health. The Company’s first commercial product, the NeuroStar Advanced Therapy System (the “System”), is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation (“TMS”) to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The System is cleared by the U.S. Food and Drug Administration (the “FDA”) to treat adult patients with major depressive disorder (“MDD”) who have failed to achieve satisfactory improvement from prior antidepressant medication in the current MDD episode. It is also cleared by the FDA as an adjunct for adults with obsessive-compulsive disorder (“OCD”) and for adolescent patients aged 15-21 with MDD. It is also cleared by the FDA to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression). In addition to selling the System and associated treatment sessions and standalone support services to customers, the Company operates Greenbrook TMS Inc. (“Greenbrook”) treatment centers (“Treatment Centers”) across the U.S., offering TMS treatment using the Systems. The Company acquired Greenbrook, a provider of mental healthcare services, pursuant to an Arrangement Agreement effective as of December 9, 2024 (the “Arrangement”). The System is safe, clinically effective, reproducible and precise, and the Company believes it is supported by the largest clinical data set of any competing TMS system. Treatment Centers also acquire SPRAVATO® to treat adults with treatment-resistant depression or depressive symptoms in adults suffering from MDD with acute suicidal ideation or behavior.

Corporate Information

Neuronetics was originally formed as NeuroNetics, LLC, a limited liability company formed in the State of Delaware on July 3, 2001. NeuroNetics, LLC filed a Certificate of Conversion and its original Certificate of Incorporation with the State of Delaware to convert to a corporation on April 2, 2003. Neuronetics’ common stock has been publicly traded on The Nasdaq Global Market, or Nasdaq, under the symbol “STIM” since June 28, 2018.

Our primary executive offices are located at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355 and our telephone number is (877) 600-7555. Our website address is www.neurostar.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

For further information about Neuronetics’ business and operations, see the section titled “Business” in Neuronetics’ Annual Report on Form 10-K for its fiscal year ended December 31, 2025.

Recent Developments

As previously disclosed, on July 25, 2024, the Company entered into a Credit Agreement and Guaranty (as amended, the “Existing Credit Agreement”) with Perceptive Credit Holdings IV, LP (“Perceptive”), as administrative agent and a lender, and the other lenders party thereto. On November 5, 2026, the Company entered into Amendment No. 6 to Credit Agreement and Guaranty by and between the Company, as borrower, and Perceptive, in its capacities as administrative agent for the lender parties thereto and majority lender (the “Perceptive Sixth Amendment,” and the Existing Credit Agreement, as amended by the Perceptive Sixth Amendment, the “Perceptive Facility”). The Perceptive Sixth Amendment amends the Existing Credit Agreement to, among other things, modify certain revenue covenants, subject to the satisfaction of certain conditions, including, among other things, an optional prepayment in an amount equal to no less than $15,000,000, together with all accrued but unpaid interest and the applicable early prepayment fee on the prepaid amount, plus the applicable amendment fee and the lender parties’ other costs and expenses. If such conditions are not satisfied or waived on or before November 30, 2026, the Perceptive Sixth Amendment will automatically terminate.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain scaled disclosure obligations. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $250.0 million on the last business day of our second fiscal quarter, or (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year and the value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock to be offered by us	shares of our common stock.

Underwriters’ option to purchase additional shares from us	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of our common stock from us at the public offering price, less the underwriting discounts and commissions.

Common stock to be outstanding after this offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and offering expenses payable by us.

We intend to use a portion of the net proceeds from this offering to repay a portion of the outstanding term loans under the Perceptive Facility, and for general corporate purposes, including but not limited to sales and marketing, research and development activities, financing of potential acquisitions or establishment of healthcare practices, purchases of inventory, general and administrative matters, working capital and capital expenditures. A portion of the amounts expected to be repaid under the Perceptive Facility is attributable to the $10,000,000 of term loans we borrowed under tranche 2 of the Perceptive Facility on August 1, 2025. In March 2026, we prepaid $5,000,000 of such tranche 2 term loans. As of September 30, 2026, $65 million in aggregate principal amount was outstanding under the Perceptive Facility. The Perceptive Facility matures on July 25, 2029 and, as of September 30, 2026, the interest rate of the Perceptive Facility was 11.5%.

Risk factors	Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Indications of Interest

Certain of our directors and their related persons or entities have indicated an interest in purchasing a portion of the shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering. The underwriting discount for any shares sold to these potential investors in the offering will be the same as the underwriting discount for the shares sold to the public.

Nasdaq Global Market symbol	“STIM”

The number of shares of common stock that will be outstanding after this offering is based on 77,728,311 shares of common stock outstanding as of September 30, 2026, and excludes the following:

•	186,000 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2026, at a weighted-average exercise price of $7.04 per share;

•	4,456,000 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units outstanding as of September 30, 2026;

•	409,000 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding as of September 30, 2026;

•	1,950,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2026, at a weighted average exercise price of $0.94 per share; and

•

7,863,382 shares of our common stock reserved for future issuance under our 2026 Equity Incentive Plan and 2020 Inducement Plan as of September 30, 2026 as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2026 Equity Incentive Plan and 2020 Inducement Plan.

Unless otherwise indicated, all information in this prospectus supplement:

•	assumes no exercise of the outstanding options or warrants described above; and

•	assumes no exercise by the underwriters of their option to purchase additional shares from us.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, as well as in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could harm our business and cause the price of our common stock to decline. Please see the section titled “Use of Proceeds” on page S-12 of this prospectus supplement for further information.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

If you purchase our common stock in this offering, you will incur an immediate dilution of $   in net tangible book value (deficit) per share from the price you paid, based on the public offering price of $    per share and no exercise of the underwriters’ option to purchase additional shares. The exercise of outstanding options or warrants, and vesting and settlement of service-based restricted stock units and performance-based restricted stock units will result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants, will dilute your ownership interests and may adversely affect the future market price of our common stock.

We may need additional capital to fund the development, production and marketing of our products and services. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, as of September 30, 2026, there were options to purchase 186,000 shares of our common stock outstanding at a weighted-average exercise price of $7.04, 4,456,000 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units outstanding, 409,000 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units and 1,950,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2026, with a weighted-average exercise price of $0.94 per share. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The market price and trading volume of our stock may be volatile.

The price of our common stock has been, and may continue to be, volatile. Even though our common stock is listed on Nasdaq, an active trading market for our common stock may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling shares of our common stock and enter into strategic partnerships or acquire other complementary products, technologies or businesses by using shares of our common stock as consideration. Furthermore, there can be no guarantee that we will continue to satisfy the continued listing standards of Nasdaq. For instance, in October 2024, we received notice from Nasdaq that the Company did not meet Nasdaq’s minimum bid price requirement under Listing Rule 5450(a)(1) for the continued listing of our common stock. Although we regained compliance with such rule in November 2024, if we fail to satisfy the continued listing standards in the future, we could be de-listed, which would have a material and negative effect on the price of our common stock.

We cannot predict the prices at which our shares of common stock may trade. The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	the volume and timing of sales of our products;

•	the introduction of new products or product enhancements by us or others in our industry;

•	disputes or other developments with respect to our or others’ intellectual property rights;

•	our ability to develop, obtain regulatory clearance for, and market new and enhanced products on a timely basis;

•	product liability claims or other litigation;

•	quarterly variations in our results of operations or those of others in our industry;

•	media exposure of our products or of those of others in our industry;

•	changes in governmental regulations or in reimbursement;

•	changes in earnings estimates or recommendations by securities analysts;

•	sales of shares of our common stock by us, insiders or our stockholders;

•	broad trends impacting companies within the pharmaceutical, biotechnology and medical technology industries; and

•

general market conditions and other factors, including the current state of the credit and capital markets, natural disasters and other calamities, including global pandemics such as the COVID-19 pandemic, or macroeconomic factors such as geopolitical tensions or the outbreak of hostilities or war.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future; therefore, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to do so in the foreseeable future. We currently intend to retain all available funds and any future earnings to finance the growth and development of our business. In addition, the terms of our credit agreements contain, and the terms of any future credit agreements we may enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We may need to raise additional capital to fund our existing commercial operations, develop and commercialize new products and expand our operations.

The medical device and healthcare services businesses are cash intensive. Access to capital, if available, can be expensive and limited. As a result, we do not operate with a large cash reserve. If our available cash balances, potential future borrowing capacity, and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, including because of lower demand for our products as a result of the risks described in this prospectus supplement, we may seek to sell common or preferred equity or debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

Additional capital may not be available to us at such times or in the amounts we need. Even if capital is available, it might be available only on unfavorable terms. Any issuance of additional equity or equity-linked securities could be dilutive to our existing stockholders, and any new equity securities could have rights, preferences and privileges superior to those of holders of our common stock, including the shares of common stock sold in this offering. Debt financing, if available, may involve covenants further restricting our operations or our ability to incur additional debt, pay dividends, repurchase our stock, make investments and engage in merger, consolidation or asset sale transactions. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish or license some rights to our technologies or products, on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations, curtail one or more product development or commercialization programs, significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all our assets.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Risks Related to Our Indebtedness and Financial Condition

The terms of our credit facility place restrictions on our operating and financial flexibility and could subject us to potential default. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

On July 25, 2024, the Company entered into the Perceptive Facility that replaced the Company’s previous $60.0 million credit facility with SLR Investment Corp. (formerly known as Solar Capital Ltd.) (“Solar,” and such facility, the “Solar Facility”). The credit facility contains customary covenants and events of default applicable to us. The affirmative covenants include, among others, a minimum net revenue covenant that escalates over the term of the Perceptive Facility and a minimum liquidity covenant (“net product revenue covenant”). The negative covenants include, among others, restrictions on us transferring collateral, changing businesses, engaging in mergers or acquisitions, incurring additional indebtedness and encumbering collateral. If we default under the Perceptive Facility, Perceptive may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, Perceptive’s right to repayment would be senior to the rights of the holders of our common stock to receive any proceeds from the liquidation. Perceptive could declare a default upon the occurrence of any event that it interprets as a material adverse effect as defined under the Perceptive Facility, thereby requiring us to repay the loan immediately or to attempt to reverse the declaration of default through negotiation or litigation. Any declaration by Perceptive of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

In certain months of 2021 and 2023, we did not achieve the required revenue under the net product revenue covenants under our prior Solar Facility. In 2025, Perceptive agreed to amend the Perceptive Facility to lower the minimum liquidity balance requirement to $2,000,000 through September 30, 2026 under that certain Amendment No. 3 to Credit Agreement and Guaranty dated August 1, 2025. Additionally, on November 5, 2026, Perceptive agreed to amend certain revenue covenants under the Perceptive Sixth Amendment. Although Perceptive has agreed to modify certain financial covenants and waive certain financial reporting requirements pursuant to the Amendment No. 5 to Credit Agreement and Guaranty dated March 12, 2026 and the Perceptive Sixth Amendment, we cannot provide any assurance that our lender would provide us with a waiver should we not be in compliance in the future. A failure to maintain compliance along with our lender not agreeing to a waiver for the non-compliance would cause the outstanding borrowings to be in default and payable on demand which would have a material adverse effect on us and our ability to continue as a going concern.

Our ability to comply with financial covenant tests can be affected by events beyond our control, including economic, financial and industry conditions. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our existing or future debt and meet our other obligations. If we do not have enough money to service our existing or future debt, we may be required to refinance all or part of our existing or future debt, sell assets, borrow more money or raise equity. We may not be able to refinance our existing or future debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

Our financial condition raises substantial doubt as to our ability to continue as a going concern.

As previously reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, there is substantial doubt regarding our ability to continue as a going concern. That conclusion was based on the Company’s current projections for trailing twelve-month revenue for the period ended March 31, 2027, which are currently expected to be below the minimum required revenue for that period as stated in the Perceptive Facility as it existed prior to the execution of the Perceptive Sixth Amendment. Although the minimum required revenue for that period will be amended upon the effectiveness of the Perceptive Sixth Amendment, there can be no guarantee that the Company will satisfy the conditions precedent thereto or achieve the new minimum required revenue. If such conditions are not satisfied or waived on or before November 30, 2026, the Perceptive Sixth Amendment will automatically terminate.

Although we cannot predict with certainty all of our particular short-term cash uses or the timing or amount of cash requirements or the trailing twelve-month revenue for the period ended March 31, 2027, there is substantial doubt about our ability to continue as a going concern. Our recurring losses, negative cash flow and the uncertainties surrounding our ability to execute and to realize our planned revenue growth and expected benefits from our operational improvement initiatives could impact our future profitability and liquidity, which could in the future raise substantial doubt about our ability to continue to execute our operating plan as currently intended and require us to seek additional financing. If adequate funds or additional financings are not available, if and when needed, or if the terms of potential funding sources are unfavorable, our business, financial condition, and results of operations could be materially and adversely affected. Additionally, our financial statements have been prepared assuming that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Thus, our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this prospectus supplement that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “design,” “intend,” “target,” “project,” “contemplate,” “continue,” “estimate,” “potential,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2026, including with respect to revenue, expenses, growth, the satisfaction of the conditions precedent to the effectiveness of the Perceptive Sixth Amendment, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this prospectus supplement. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of the NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products and services; physician and patient demand for treatments using our products and services; developments in respect of competing technologies and therapies for the indications that our products and services treat; product defects; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility, including our ability to satisfy the conditions precedent to the Perceptive Sixth Amendment on or before November 30, 2026; our self-sustainability; existing cash balance; our ability to achieve positive cash flows; and our ability to continue as a going concern. For a discussion of these and other related risks, please see the factors described in the section titled “Risk Factors” in this prospectus supplement as well as under similar headings in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this prospectus supplement. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this prospectus supplement as a result of new information, future events, or changes in the Company’s expectations.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of      shares of common stock in this offering at a public offering price of $     per share will be $     million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $     million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use a portion of the net proceeds from this offering to repay a portion of the outstanding term loans under the Perceptive Facility, and for general corporate purposes, including but not limited to sales and marketing, research and development activities, financing of potential acquisitions or establishment of healthcare practices, purchases of inventory, general and administrative matters, working capital and capital expenditures. A portion of the amounts expected to be repaid under the Perceptive Facility is attributable to the $10,000,000 of term loans we borrowed under tranche 2 of the Perceptive Facility on August 1, 2025. In March 2026, we prepaid $5,000,000 of such tranche 2 term loans. As of September 30, 2026, $65 million in aggregate principal amount was outstanding under the Perceptive Facility. The Perceptive Facility matures on July 25, 2029 and, as of September 30, 2026, the interest rate of the Perceptive Facility was 11.5%.

Our management will have broad discretion over the use of the net proceeds from this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business. Any future determination related to dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, capital requirements and other factors the board of directors deems relevant. In addition, the Perceptive Facility contains covenants that restrict our ability to pay cash dividends and our ability to pay cash dividends on our capital stock in the future may be limited by the terms of any future debt or preferred securities we issue or any other credit facilities we enter into.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. As of September 30, 2026, our net tangible book value was $(18.3) million, or $(0.24) per share. Net tangible book value per share represents our total tangible assets (excluding deferred issuance costs) less our total liabilities, divided by the number of shares outstanding.

After giving effect to the sale of     shares of our common stock at the public offering price of $     per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2026 would have been $     million, or $     per share. This amount represents an immediate increase in net tangible book value of $     per share to existing stockholders and an immediate dilution in net tangible book value of $     per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the price per share paid by an investor in this offering. The following table illustrates this dilution:

Public offering price per share			$
Net tangible book value per share as of September 30, 2026		$(0.24)
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$

As adjusted net tangible book value per share as of September 30, 2026 after giving effect to this offering			$
Dilution per share to investors in this offering			$

The discussion and table above assume that the underwriters do not exercise their option to purchase additional shares of common stock.

If the underwriters exercise in full their option to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $     per share, representing an immediate increase in as adjusted net tangible book value per share of $     to existing stockholders and immediate dilution of $     in as adjusted net tangible book value per share to new investors purchasing common stock in this offering.

The foregoing table and calculations are based on 77,728,311 shares of common stock outstanding as of September 30, 2026, and exclude the following:

•	186,000 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2026, at a weighted-average exercise price of $7.04 per share;

•	4,456,000 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units outstanding as of September 30, 2026;

•	409,000 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding as of September 30, 2026;

•	1,950,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2026, at a weighted average exercise price of $0.94 per share; and

•

7,863,382 shares of our common stock reserved for future issuance under our 2026 Equity Incentive Plan and 2020 Inducement Plan as of September 30, 2026 as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2026 Equity Incentive Plan and 2020 Inducement Plan.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED

We are offering      shares of our common stock.

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section titled “Description of Capital Stock” beginning on page 9 of the accompanying prospectus and the Description of Capital Stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this section, such shares are collectively referred to herein as the “Offered Securities.” All prospective holders should consult their tax advisors with respect to the U.S. federal, state, and local and non-U.S. tax consequences of the purchase, ownership and disposition of the Offered Securities.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and Neuronetics has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Offered Securities.

This discussion addresses only Offered Securities that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, the special tax accounting rules under Section 451(b) of the Code, or any aspects of U.S. state or local or non-U.S. taxes. It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold any of the Offered Securities as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell any of the Offered Securities under the constructive sale provisions of the Code;

•

entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	pension plans and “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own, actually or constructively, more than 5 percent of our common stock;

•	U.S. expatriates and former citizens or former long-term residents of the United States; or

•	holders that acquire the Offered Securities through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own the Offered Securities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Offered Securities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Offered Securities, that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Offered Securities that is for U.S. federal income tax purposes not a U.S. Holder. U.S. Holders and Non-U.S. Holders are collectively referred to herein as “holders.”

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES.

Tax considerations applicable to U.S. holders

Distributions

Neuronetics does not anticipate declaring or paying any cash dividends to holders of Neuronetics common stock in the foreseeable future. If Neuronetics makes distributions of cash or other property on the shares of common stock (the “Shares”) (other than certain distributions of stock), as described below, such distributions will constitute dividends to the extent paid out of Neuronetics’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Neuronetics’ current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Shares but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or other taxable disposition of the Offered Securities.” Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Sale or other taxable disposition of the offered securities

Upon the sale, exchange or other taxable disposition of the Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any other property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Backup withholding and information reporting

In general, backup withholding and information reporting requirements may apply to distributions on the Shares and to the receipt of proceeds on the sale, exchange or other taxable disposition of the Offered Securities. Backup withholding (currently at a rate of 24 percent) may apply if (i) a U.S. Holder fails to furnish its taxpayer identification number, fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), (ii) the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends, or (iii) such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax considerations applicable to non-U.S. holders

Distributions

As mentioned above, Neuronetics does not anticipate declaring or paying any cash dividends to holders of Neuronetics’ common stock in the foreseeable future. However, distributions of cash or other property (other than certain distributions of stock) on the Shares as described above under “Tax considerations applicable to U.S. Holders-Distributions,” will constitute dividends to the extent paid out of Neuronetics’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Neuronetics’ current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Shares but not below zero. Any excess will be subject to the treatment as described below under “—Sale or other taxable disposition of the Offered Securities.”

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide Neuronetics or Neuronetics’ paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable income tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Offered Securities through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty who fails to timely provide an IRS Form W-8BEN or W-8BEN-E (or appropriate successor form), as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular U.S.

federal income tax rates generally applicable to U.S. Holders. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Sale or other taxable disposition of the offered securities

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Offered Securities unless

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). If a Non-U.S. Holder recognizes gain on a sale, exchange or other taxable disposition of the Offered Securities that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax;

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met. Such holder will be subject to U.S. federal income tax at a 30-percent rate (unless otherwise provided pursuant to an applicable income tax treaty) on gain recognized on a sale, exchange or other taxable disposition of the Offered Securities, but such gain may be offset by certain U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

Neuronetics is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty. Neuronetics has not determined whether it is a United States real property holding corporation. However, even if Neuronetics is or has been a United States real property holding corporation during the specified testing period, as long as Neuronetics’ common stock is regularly traded on an established securities market (such as the Nasdaq Global Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of the Shares if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5 percent of Neuronetics’ common stock at any time during the shorter of the two periods mentioned above. Holders should consult their tax advisors regarding the application of this regularly traded exception. If Neuronetics is determined to be a U.S. real property holding corporation and either Neuronetics’ shares of common stock are not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our outstanding common stock, directly or constructively, during the applicable testing period, then the Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests”

equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information reporting and backup withholding

Information returns will be filed with the IRS in connection with distributions on the Shares. Copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition of the Offered Securities to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24 percent) on payments on the Offered Securities or on the proceeds from a sale, exchange or other disposition of the Offered Securities unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Sections 1471 to 1474 of the Code (such sections commonly referred to as “FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) to stockholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. Holder or an individual Non-U.S. Holder that timely provides the certifications required on a valid IRS Form W-9 or applicable W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and “non-financial foreign entities” unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied, or an exemption applies (typically certified to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution or a non-financial foreign entity generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Offered Securities.

Neuronetics will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE OFFERED SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

William Blair & Company, L.L.C. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below:

Name	NUMBER OF SHARES
William Blair & Company, L.L.C.
BTIG, LLC
Canaccord Genuity LLC
Total

The underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have granted to the underwriters an option, exercisable for 30 calendar days from the date of this prospectus, to purchase up to    additional shares of common stock at the public offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of common stock as the number listed next to such underwriter’s name in the table above bears to the total number of shares of common stock listed next to the names of all underwriters in the above table. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the combined public offering price per share set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $    per share. After the public offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price per share, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

TOTAL
	PER SHARE	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$
Underwriting discounts and commissions payable by us	$	$	$
Proceeds to us, before expenses	$	$	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described above. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $   , which includes legal, accounting and printing costs and various other fees. We have agreed to reimburse the representative for certain additional expenses incurred in connection with this offering in an amount up to $132,500. In accordance with FINRA Rule 5110 these reimbursed expenses are deemed underwriting compensation for this offering.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “STIM.”

Lock-Up

We have agreed with the underwriters, through and including the date that is 90 days after the date of this prospectus supplement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, our securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or (ii) enter into any hedging, swap, forward or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representative.

The restrictions described in the immediately preceding paragraph do not apply to us in certain circumstances, subject to certain limitations and conditions set forth in the underwriting agreement, including (i) the securities to be sold to the underwriters, (ii) the issuance of options, restricted stock units, warrants or other equity awards to acquire shares of common stock granted pursuant to our equity-based compensation plans described in this prospectus supplement, as such plans may be amended, (iii) the issuance of shares of common stock upon the exercise or vesting of any such options, warrants or other equity awards to acquire shares of common stock (including, without limitation, any disposition necessary to pay or otherwise satisfy any tax withholding obligations upon the vesting of equity awards granted pursuant to our equity incentive plans, provided, however, that any filing under Section 16 of the Exchange Act made in connection with such disposition shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause), or pursuant to any employee stock purchase plan described in the prospectus supplement, (iv) shares of common stock issued upon exercise of outstanding warrants, (v) the filing of one or more registration statements on Form S-8 registering securities pursuant to our equity-based compensation plans or any inducement award granted in accordance with Nasdaq Listing Rule 5635(c)(4), (vi) the grant of inducement awards in accordance with Nasdaq Listing Rule 5635(c)(4) and the issuance of shares of common stock, (vii) the issuance of shares of common stock or securities convertible into or exercisable for common stock in connection with the acquisition by us of the securities, business, property or other assets of another person or entity, or in connection with joint ventures, commercial relationships, collaborations, licensing or other strategic transactions, provided that the aggregate number of shares issued or issuable pursuant to this clause, shall not exceed 10% of the total number of shares of common stock outstanding immediately following the closing of this offering and each recipient of such shares shall execute a lock-up agreement for the remainder of the restricted period, and (viii) the facilitation of the establishment of a trading plan on behalf of one of our stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act, provided that no sales are made under such plan during the restricted period.

Our directors, executive officers and certain stockholders have agreed with the underwriters, subject to specified exceptions, not to, without the prior written consent of the representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for our common stock (including without limitation, our common stock or other securities which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (ii) enter into any hedging, swap, forward or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of any of our common stock or any security convertible into or exercisable or exchangeable for our common stock or (iv) publicly disclose the intention to do any of the foregoing. These restrictions will apply through and including the date that is 90 days after the date of this prospectus supplement or, in the case of one of our stockholders and its affiliates, through and including the date that is 30 days after the date of this prospectus supplement (as applicable, the “restricted period”).

In addition, with respect to our directors, executive officers and certain stockholders, the restrictions described above do not apply in certain circumstances, subject to certain limitations and conditions set forth in the lock-up agreements, including (A) transfers (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of such person or the immediate family of such person, or if such person is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a corporation, partnership, limited liability company or other entity of which such person and the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if such person is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such person or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such person or affiliates of such person (including, for the avoidance of doubt, where such person is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (b) as part of a distribution to members or shareholders of such person, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee upon death, disability or termination of employment, in each case, of such employee, (ix) as part of a sale of such person’s shares of common stock acquired in open market transactions after the closing of this offering, (x) to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by such person pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement and the accompanying prospectus, and (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control for us (for these purposes, a “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of our outstanding voting securities (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such person’s shares of common stock shall remain subject to the provisions of the lock-up agreement; provided that (1) in the case of any transfer or distribution pursuant to clauses (A)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representative a lock-up agreement, (2) in the case of any transfer or distribution pursuant to clauses (A)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period) and (3) in the case of any transfer or distribution pursuant to clauses (A)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; (B) the exercise of outstanding options, the settlement of restricted stock units or other equity awards or the exercise of warrants pursuant to plans described in this prospectus supplement and the accompanying prospectus, provided that any shares of common stock upon such exercise, vesting or settlement shall be subject to the terms of the lock-up letter; (C) the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock, provided that any such shares of common stock or warrants received upon such conversion shall be subject to the terms of the lock-up letter; and (D) the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (1) such plans do not provide for the transfer of shares of our common stock during the restricted period (except as would otherwise be permitted under the lock-up letter) and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan during the restricted period, provided that, if a filing under the Exchange Act or any other public announcement is required, such filing or announcement shall include a statement to the effect that no transfer of shares of our common stock may be made under such trading plan during the restricted period.

The representative, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representative may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising this option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through this option. “Naked” short sales are sales in excess of this option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose penalty bids. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their respective Internet subscription customers. Any such underwriters may allocate a limited number of shares for sale to its respective online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus supplement and the accompanying prospectus.

Indication of Interest

Certain of our directors and their related persons or entities have indicated an interest in purchasing a portion of the shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering. The underwriting discount for any shares sold to these potential investors in the offering will be the same as the underwriting discount for the shares sold to the public.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may engage from time to time in the future certain investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received and may continue to receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any securities may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

a) to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or

c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the company that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted, and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

This prospectus has been prepared on the basis that the offering of the securities falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus does not constitute a prospectus for the purposes of the POATRs.

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions:

a)	at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

b)

at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the relevant underwriters nominated by the company for any such offer; or

c)	at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Ame for Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities, be circulated, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (b) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the offering, us or the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, FINMA, and the offer of securities has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA), or the Dubai Financial Services Authority.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of our securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

General Non-U.S. Legend

This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on behalf of the Company to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.

Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the securities under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the underwriters are not making an offer of, or invitation to purchase, any of the securities to any person in any jurisdiction in which such offer or solicitation would be unlawful.

This prospectus supplement has not been submitted to the review or registration procedures of any regulatory authority outside the United States. The offering of the securities pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. Covington & Burling LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements of Neuronetics, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www.ir.neuronetics.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.

We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus form a part the information or documents listed below that we have filed with the SEC:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 17, 2026;

•	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 9, 2026;

•

the Company’s Quarterly Reports on Form 10-Q for the quarters ended March  31, 2026, June  30, 2026 and September 30, 2026, filed with the Commission on May 5, 2026, August 11, 2026 and November 4, 2026, respectively;

•

the Company’s Current Reports on Form 8-K filed with the Commission on January 6, 2026, January 22, 2026, February 25, 2026, March 2, 2026, March 17, 2026, April  6, 2026, May  5, 2026, May  22, 2026, May  29, 2026, June  23, 2026, July  20, 2026, August  11, 2026, August 17, 2026,

November 4, 2026 and November 10, 2026 (in each case other than any portions thereof deemed furnished and not filed); and

•

the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38546) filed with the Commission on June 19, 2018, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the shares of our securities made by this prospectus supplement and accompanying prospectus and will become a part of this prospectus supplement and accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $250,000,000 in the aggregate of the securities identified above in one or more offerings. Our registration of the shares of common stock, preferred stock, debt securities and warrants covered by this prospectus does not necessarily mean that we will offer or sell any of the shares of common stock, preferred stock, debt securities and warrants registered hereby. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, including the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the trading symbol “STIM.” On July 2, 2025, the last reported sale price of our common stock on Nasdaq was $3.42 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and the applicable prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2025.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Neither we nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any applicable prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

When we refer to “Neuronetics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Neuronetics, Inc., unless otherwise specified.

Company Overview

We believe that mental health is as important as physical health. As a global leader in neuroscience, we are delivering more treatment options to patients and healthcare providers by offering exceptional in-office treatments that produce extraordinary results. Our first commercial product, the NeuroStar Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation (“TMS”) to create a pulsed, Magnetic Resonance Imaging (“MRI”)-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States (“U.S.”) Food and Drug Administration (the “FDA”) to treat adult patients with major depressive disorder (“MDD”) who have failed to achieve satisfactory improvement from at least one prior antidepressant medication in the current MDD episode. It is also cleared by the FDA as an adjunct for adults with obsessive-compulsive disorder (“OCD”) and for adolescent patients aged 15-21 with MDD. It is also cleared by the FDA to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression). In addition to selling the NeuroStar Advanced Therapy System and associated treatment sessions to customers, we operate Greenbrook TMS Inc. (“Greenbrook”) treatment centers (“Treatment Centers”) across the U.S., offering NeuroStar Advanced Therapy. We acquired Greenbrook, a leading provider of mental healthcare services, pursuant to an Arrangement Agreement effective as of December 9, 2024. The NeuroStar Advanced Therapy System is safe, clinically effective, reproducible and precise and we believe is supported by the largest clinical data set of any competing TMS system. Treatment Centers also obtain SPRAVATO® to treat adults with treatment-resistant depression or depressive symptoms in adults suffering from MDD with acute suicidal ideation or behavior.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2024, as described under “Incorporation of Certain Information by Reference” on page 30 of this prospectus.

Company Information

We were incorporated in Delaware in April of 2003. Our principal executive offices are located at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, and our telephone number is (877) 600-7555. Our website address is https://neurostar.com/neuronetics/. The information contained on our website is not a part of this prospectus, and the inclusion of our website address in the prospectus is an inactive textual reference only.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 405 of the Securities Act. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year).

Offerings Under this Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock and/or warrants to purchase any of such securities, with a total value of up to $250,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our respective agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, in each case, as updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus and the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include statements regarding:

•	the effect of the transaction with Greenbrook on the Company’s business relationships, operating results and business generally;

•	the Company’s ability to execute its business strategy;

•	the Company’s ability to achieve or sustain profitable operations due to its history of losses;

•	the Company’s ability to successfully integrate Greenbrook’s operations, customers and employees;

•	the Company’s reliance on the sale and use of its NeuroStar Advanced Therapy System to generate revenues;

•	the scale and efficacy of the Company’s salesforce;

•	the Company’s ability to retain talent;

•	availability of coverage and reimbursement from third-party payors for treatments using the Company’s products;

•	physician and patient demand for treatments using the Company’s products;

•	developments in competing technologies and therapies for the indications that the Company’s products treat;

•	product defects;

•	the Company’s revenue concentration among a small number of customers;

•	the Company’s ability to obtain and maintain intellectual property protection for its technology;

•	developments in clinical trials or regulatory review of NeuroStar Advanced Therapy System for additional indications;

•	developments in regulation in the U.S. and other applicable jurisdictions;

•	the terms of the Company’s credit facility;

•	the Company’s ability to successfully roll-out the Company’s Better Me Provider program on the planned timeline;

•	the Company’s self-sustainability and existing cash balances; and

•	the Company’s ability to achieve cash flow break-even in the third quarter of 2025.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” “outlook” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain of the terms of the capital stock of Neuronetics, Inc. This description does not purport to be complete and is qualified in its entirety by reference to our ninth amended and restated certificate of incorporation, as amended (“certificate of incorporation”), and our fourth amended and restated bylaws (“bylaws”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We encourage you to read our certificate of incorporation, bylaws and the applicable provisions of Delaware law for additional information. Unless the context requires otherwise, all references to “we”, “us,” “our” and “Company” in this section refer solely to Neuronetics, Inc. and not to any subsidiaries that we may have from time to time.

General

Under our certificate of incorporation we are authorized to issue up to 250,000,000 shares of common stock, par value $0.01 per share (“common stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”), all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

As of June 30, 2025, there were 66,113,822 shares of common stock outstanding and there was no preferred stock outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, number of shares, rights, voting powers, preferences, privileges and the qualifications, limitations and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Our issuance of preferred stock with voting or conversion rights could adversely affect the voting power of holders of common stock and the likelihood and amount that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and the voting and other rights of the holders thereof.

Our board of directors will fix the designations, number of shares, rights voting powers, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law (the “DGCL”), which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Provisions

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

•	a prohibition on stockholder action through written consent;

•	no cumulative voting in the election of directors;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

•	a requirement that special meetings of stockholders be called only by the board of directors, the chairman of the board of directors, the chief executive officer;

•	an advance notice requirement for stockholder proposals and nominations;

•	the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine; and

•

a requirement that sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors for the removal of any director for cause.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids.

These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation, or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

Recent Amendments to the Certificate of Incorporation

Our certificate of incorporation was amended on May 30, 2019, following stockholder approval at our annual meeting of stockholders held on May 28, 2019, to provide that any of our directors or our entire Board of Directors may be removed, with or without cause, by the holders of a majority of our capital stock then entitled to vote on the election of directors. Our certificate of incorporation was further amended on December 10, 2024 to authorize us to issue up to 250,000,000 shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 1110 Centre Point Curve, Mendota Heights, MN 55120.

Listing on The Nasdaq Global Market

Our common stock is listed for trading on Nasdaq under the symbol “STIM.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates listing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable on exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ballard Spahr LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Neuronetics, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

We maintain a website at www.neurostar.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference into this prospectus is 001-38546. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 6, 2025;

•

our Current Reports on Form 8-K filed with the SEC on February  6, 2025, February 10, 2025 (with respect to the Current Report on Form 8-K that contains Item 5.02), March  4, 2025, May  6, 2025 and May 28, 2025 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2018, including any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings by writing us at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355 or telephoning us at (877) 600-7555.

You may also access these documents on our website, www.neurostar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Common Stock

PROSPECTUS SUPPLEMENT

Lead Book-Running Manager

William Blair

Additional Bookrunners

BTIG	Canaccord Genuity

The date of this prospectus supplement is     , 2026.